Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

101 California Street, Floor 38 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

F. Henry Kleschen III

Vice President and Assistant General Counsel

227 West Monroe Street, Suite 2600

Chicago, IL 60606

Tel: (312) 267-5064

(Name, address and telephone number of agent for service)

WHITING PETROLEUM CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	20-0098515
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

1700 Broadway, Suite 2300 Denver, Colorado	80290-2300
(Address of principal executive offices)	(Zip Code)

WHITING OIL AND GAS CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	84-0918829
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

1700 Broadway, Suite 2300 Denver, Colorado	80290-2300
(Address of principal executive offices)	(Zip Code)

WHITING PROGRAMS, INC.

(Exact name of obligor as specified in its charter)

Delaware	84-0865622
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

1700 Broadway, Suite 2300 Denver, Colorado	80290-2300
(Address of principal executive offices)	(Zip Code)

7.25% Senior Subordinated Notes Due 2012

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 25th day of May, 2004.

J. P. Morgan Trust Company, National Association

By	/s/ F. Henry Kleschen III

F. Henry Kleschen III Vice President and Assistant General Counsel

EXHIBIT 6

THE CONSENT OF THE TRUSTEE REQUIRED

BY SECTION 321(b) OF THE ACT

May 25, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Whiting Petroleum Corporation and J.P. Morgan Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, J.P. Morgan Trust Company, National Association

By	/s/ F. Henry Kleschen III

F. Henry Kleschen III Vice President and Assistant General Counsel

Exhibit 7. Report of Condition of the Trustee.

Consolidated Report of Condition of J.P. Morgan Trust Company, National Association

                                                                                              (Legal Title)

as of close of business on December 31, 2003

J. P. Morgan Trust Company, National Association

Statement of Condition

December 31, 2003

($000)
Assets
Cash and Due From Banks	$22,115
Securities	141,598
Loans and Leases	106,261
Premises and Fixed Assets	13,111
Intangible Assets	403,878
Goodwill	250,539
Other Assets	50,801

Total Assets	$988,303

Liabilities
Deposits	$119,625
Other Liabilities	112,490

Total Liabilities	232,115
Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	54,001

Total Equity Capital	756,188

Total Liabilities and Equity Capital	$988,303